UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2007

AMERICAN BANK NOTE HOLOGRAPHICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14227	13-3317668
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2 Applegate Drive, Robbinsville, NJ	08691
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 632-0800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee of the Board of Directors of American Bank Note Holographics, Inc. (the “Company”) approved the Amendment, dated August 9, 2007, to the Amended and Restated Employment Agreement, dated March 29, 2005, between the Company and Kenneth Traub (the “Traub Amendment”) and the Amendment, dated August 9, 2007, to the Employment Agreement, dated June 9, 2005, between the Company and Mark Bonney (the “Bonney Amendment” and together with the Traub Amendment, the “Amendments”). For purposes hereof, the Amended and Restated Employment Agreement, dated March 29, 2005, between the Company and Kenneth Traub and the Employment Agreement, dated June 9, 2005, between the Company and Mark Bonney are referred to each as an “Employment Agreement” and, together as the “Employment Agreements”.

The Amendments provide, among other things, that in the event that an Employment Agreement is not renewed, such non-renewal shall be treated as a termination either without Cause or a resignation for Good Reason or upon Change of Control or resignation for Good Reason following a Change of Control, as applicable (as such terms are defined in the Employment Agreements). The Amendments also modify a termination upon Change of Control so that if terminated within six months prior to a Change of Control Messrs. Traub and/or Bonney, as the case may be, will be entitled to the same benefits as he would otherwise be entitled to if terminated following a Change of Control. Further, the Amendments provide for the payment of a specified pro rata bonus for the year of termination upon a termination without Cause or a resignation for Good Reason or upon Change of Control or resignation for Good Reason following a Change of Control, as applicable. The bonus shall be equal to the greater of (i) the annual bonus paid for the previous year, (ii) the maximum amount of the formula performance bonus that could have been earned for the year, on a pro rata basis, and (iii) in the case of Mr. Traub $100,000 and in the case of Mr. Bonney $70,000. Further, the Amendments amend the Employment Agreements to provide for healthcare benefits for a specified period of time following termination of employment, to the extent not previously provided in the Employment Agreements. Additionally, the Amendments revise the definition of Change of Control and Good Reason. The Amendments provide for modification of the excise tax gross-up payment provision, and the addition of a provision to ensure compliance with Section 409A of the Internal Revenue Code of 1986.

The Bonney Amendment also provides that he shall be provided with a Company car and a corporate apartment until he relocates his personal residence but in no event later than June 9, 2008.

The foregoing description of the Amendments is qualified in its entirety by the Traub Amendment and the Bonney Amendment which are filed herewith as Exhibits 10.1 and 10.2, respectively.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Amendment, dated August 9, 2007, to Amended and Restated Employment Agreement, dated March 29, 2005, between the Company and Kenneth Traub.

10.2	Amendment, dated August 9, 2007, to Employment Agreement, dated June 9, 2005, between the Company and Mark Bonney.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BANK NOTE HOLOGRAPHICS, INC.

Date: August 10, 2007	By:	/s/ Kenneth H. Traub
Kenneth H. Traub
President and Chief Executive Officer